Jones, Jensen & Company
                             --------------------------------
                              Certified Public Accountants

November 1, 1999

Securities & Exchange Commission
Washington, DC

Gentlemen:

We have been furnished with a copy of the response to Item 3 of the Form 10-SB for the event that occurred on February 1, 1999 filed by our former client, Diabetex International Corp.
(formerly Sheridan Industries). We agree with the statements made in response to that item insofar as they related to our firm.


Sincerely,

/s/Jones, Jensen & Company

Jones, Jensen & Company